Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	AirTran Airways
March 23, 2011		678.254.7442

AIRTRAN STOCKHOLDERS APPROVE SOUTHWEST MERGER

-Merger Currently Expected to Close in Second Quarter of 2011-

ORLANDO, Fla. (March 23, 2011) – AirTran Holdings, Inc. (NYSE: AAI), the parent company of AirTran Airways, announced today that its stockholders voted overwhelmingly to approve the merger of a wholly-owned subsidiary of Southwest Airlines Co. (NYSE: LUV) with and into AirTran at a special meeting held today in Orlando. More than 98.6 percent of the votes cast and 77.5 percent of shares outstanding were voted in favor of the transaction.

“We are grateful for our stockholders’ strong vote of confidence in this merger,” said Bob Fornaro, AirTran’s chairman, president and chief executive officer. “In approving the transaction, our stockholders recognized the value of bringing together AirTran and Southwest to create a platform for increased profitability and sustainable long-term value.”

AirTran and Southwest announced the proposed merger on September 27, 2010. The companies are awaiting clearance on the proposed merger from the United States Department of Justice. The merger is currently expected to close by during the second quarter of 2011.

Until the acquisition is approved and finalized, both carriers will continue to operate independently. For more information, please visit: www.lowfaresfarther.com.

AirTran Airways is a Fortune 1000 company and has been ranked the number one low cost carrier in the Airline Quality Rating study for the past three years. AirTran Airways is the only major airline with Gogo Inflight Internet on every flight and offers coast-to-coast service on North America’s newest all-Boeing fleet. Our low-cost, high-quality product also includes assigned seating, Business Class and complimentary XM Satellite Radio on every flight. To book a flight, visit www.airtran.com.

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AirTran Stockholders Approve Merger

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Cautionary Statement Regarding Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect AirTran’s and Southwest’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, AirTran’s and Southwest’s expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of AirTran and Southwest and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, significant volatility in the cost of aircraft fuel, the significant capital commitments of AirTran and Southwest, the impact of labor relations, global economic conditions, fluctuations in exchange rates, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

AirTran and Southwest caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the proxy statement / prospectus and in AirTran’s and Southwest’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning AirTran, Southwest, the proposed transaction or other matters and attributable to AirTran or Southwest or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Neither AirTran nor Southwest undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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